UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2008, Entravision Communications Corporation (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the Company has fallen below the continued listing standard regarding price criteria for capital or common stock under Section 802.01C of the NYSE’s Listed Company Manual. Section 802.01C requires that a registrant’s common stock have a minimum average closing price of $1.00 per share during any consecutive 30-day trading period. Under the NYSE’s rules, the Company has six months from the date of the notice to raise its average common share price above $1.00.

Under NYSE rules, the Company has ten business days following the receipt of the notice to respond to the NYSE and indicate its intent to cure this deficiency or be subject to suspension and delisting. The Company intends to notify the NYSE, within the required ten business day period, that it intends to cure the deficiency.

On December 17, 2008, the Company issued a press release regarding the matter described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer